                                                                      EXHIBIT 8


                    [LETTERHEAD OF JENKENS & GILCHRIST, P.C.]



October __, 1997


First Valley Bank Group, Inc.
203 North Arroyo Boulevard
Los Fresnos, Texas  78566

     Re: Certain Material Federal Income Tax Consequences in Connection With Merger of Merger Co. With and Into First Valley Bank Group, Inc. ("Valley")

Gentlemen:

     Norwest, a Delaware corporation, filed on October 10, 1997 with the Securities and Exchange Commission (the "Commission") Registration Statement No. __________ (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement was filed in connection with issuance of [3,291,380] shares of the common stock of Norwest Corporation ("Norwest") pursuant to the merger of Norwest VBG Merger Co., a Texas corporation and wholly owned subsidiary of Norwest ("MergerCo"), with and into Valley, a Texas corporation (the "Merger"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     Jenkens & Gilchrist, a Professional Corporation (the "Firm"), has acted as counsel to Valley in connection with the Merger. You have requested the opinions set forth in Section I hereof regarding certain of the material federal income tax consequences to the shareholders of Valley anticipated to result from the Merger. Section I of this letter (the "Opinion Letter") contains the Firm's opinion. Section II of this Opinion Letter contains limitations on the opinion.

                                  I. OPINION
                                     -------

     Based upon our analysis of the applicable authorities and subject to the limitations set forth in Section II, the Firm is of the opinion that the discussion under the caption "U.S. Federal Income Tax Consequences to Valley Shareholders" is an accurate summary of the material federal income consequences to the shareholders of Valley as a result of both the conversion of Valley Class C or Class D Preferred Stock into Valley Common Stock prior to the Merger and the Merger. Specifically, the Firm is of the opinion that for federal income tax purposes:

     1. The Merger will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").
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October __, 1997
Jenkens & Gilchrist, P.C.
Page 2


     2. No gain or loss will be recognized by the holders of Valley Common Stock upon receipt of Norwest Common Stock solely in exchange for such Valley Common Stock pursuant to the Merger (except to the extent of cash received in lieu of fractional shares or as a result of exercising dissenter's or appraisal rights).

     3. The basis of the Norwest Common Stock received by the shareholders of Valley will be the same as the basis of the Valley Common Stock exchanged therefor, decreased by the tax basis allocated to any fractional share exchanged for cash .

     4. The holding period of the shares of Norwest Common Stock received by the shareholders of Valley will include the holding period of the Valley Common Stock exchanged therefor, provided such shares were held as a capital asset as of the Effective Time of the Merger.

                               II.  LIMITATIONS
                                    -----------

     1. Except as otherwise indicated, the opinions set forth in Section I are based upon the Code and its legislative history, the regulations promulgated thereunder, judicial decisions and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this Opinion Letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to such changes and could significantly alter the conclusions reached in this Opinion Letter. There is no assurance that legislative, judicial or administrative changes will not occur in the future. The Firm assumes no obligation to update or modify this Opinion Letter to reflect any developments that may occur after the date of this Opinion Letter.

     2. The opinions set forth in Section I are not binding on the Internal Revenue Service or the courts. Additionally, the Firm's opinions set forth herein are dependent upon the accuracy of the representations contained in the Certificates signed by officers of Norwest and Valley and attached hereto as Exhibit "A." The Firm has relied upon those representations and any inaccuracy in the representations could adversely affect the opinions stated in Section I.

     3. In connection with this Opinion Letter, the Firm has examined and is familiar with originals or copies, certified or otherwise identified, of such documents and records and such statutes, regulations and other instruments as it deemed necessary or advisable for the purposes of the opinions set forth herein, including (i) the Registration Statement and (ii) the Merger Agreement. The Firm has assumed that all signatures on all documents presented to it are genuine, that all documents submitted to it as originals are accurate originals thereof, that all information submitted to it was accurate and complete, and that all persons executing and delivering originals or copies of documents examined by it were competent to execute and deliver such documents.

     4. The Firm is expressing its opinions only as to those matters expressly set forth in Section I. No opinion should be inferred as to any other matters.

     5. This Opinion Letter is issued for your benefit and no other person or entity may

October __, 1997
Jenkens & Gilchrist, P.C.
Page 3



rely hereon without the express written consent of the Firm.

                                         Respectfully submitted,

                                         Jenkens & Gilchrist,
                                         A Professional Corporation



                                         By:
                                             -----------------------------------
                                             William P. Bowers, for the Firm

                                                                       EXHIBIT A

                              NORWEST CORPORATION
                             REPRESENTATION LETTER


     NORWEST CORPORATION, a Delaware corporation ("Norwest") hereby certifies that the statements set forth below to be true and correct as of the date hereof. The undersigned understand that Jenkens & Gilchrist, a Professional Corporation, is relying upon the validity of the statements set forth below as a factual basis for rendering certain tax opinions (the "Tax Opinion") regarding the material federal income tax consequences to holders of First Valley Bank Group, Inc. ("Valley") Common Stock pursuant to the merger ("Merger") described in the Agreement and Plan of Reorganization ("Merger Agreement"), by and among Norwest, Valley, a Texas corporation, and Norwest VBG Merger Co, a wholly owned subsidiary of Norwest ("MergerCo"). All capitalized terms herein shall have the same meaning given to them in the Tax Opinion.

     1. The fair market value of the Norwest Common Stock and other consideration received by each Valley shareholder will be approximately equal to the fair market value of the Valley Common Stock surrendered in the exchange.

     2. Following the Merger, Valley will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of MergerCo's net assets and at least 70 percent of the fair market value of the MergerCo's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Valley or MergerCo to dissenters, amounts paid by Valley or MergerCo to shareholders who receive cash or other property, amounts used by Valley or MergerCo to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Valley will be included as assets of Valley or MergerCo, respectively, immediately prior to the Merger.

     3. Prior to the Merger, Norwest will be in control of MergerCo within the meaning of section 368(c)(1) of the Code.

     4. Norwest has no plan or intention to reacquire any of its stock issued in the Merger. However, Norwest has authorized and is engaged in the repurchase through brokers from time to time of shares of its common stock on the open market.

     5. Norwest has no plan or intention to liquidate Valley; to merge Valley with or into another corporation; to sell or otherwise dispose of the stock of Valley except for transfers of stock to corporations controlled by Norwest; or to cause Valley to sell or otherwise dispose of any of its assets or of any of the assets acquired from MergerCo, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Valley or dispositions which do not violate the "substantially all" test described in paragraph #2, above.

     6. MergerCo will have no liabilities assumed by Valley, and will not transfer to Valley any assets subject to liabilities, in the Merger.

     7. Following the Merger, Valley will continue its historic business or use a significant portion of its historic business assets in a business.

     8. Norwest and MergerCo will pay their respective expenses, if any, incurred in connection with the Merger.

     9. There is no intercorporate indebtedness existing between Norwest and Valley or between MergerCo and Valley that was issued, acquired, or will be settled at a discount.

     10. In the Merger, shares of Valley Common Stock representing control of Valley, as defined in section 368(c)(1) of the Code, will be exchanged solely for voting stock of Norwest. For purposes of this representation, shares of Valley Common Stock exchanged for cash or other property originating with Norwest will be treated as outstanding Valley Common Stock on the date of the Merger.

     11. Norwest does not own, nor has it owned during the past five years, any shares of the stock of Valley, other than possibly in its capacity as a fiduciary.

     12.  Neither Norwest nor MergerCo are investment companies as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

     13. The payment of cash in lieu of fractional shares of Norwest Common Stock is solely for the purpose of avoiding the expense and inconvenience to Norwest of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the holders of Valley Common Stock instead of issuing fractional shares of Norwest Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Valley shareholders in exchange for their shares of Valley Common Stock.

     14. The Merger will be consummated in accordance with the material terms of the Merger Agreement and none of the material conditions therein have been waived or modified, and Norwest has no plan or intention to waive or modify any such material condition.

     15. Unless an appropriate officer of Norwest provides written notice to Jenkens & Gilchrist prior to the Effective Time of the Merger, the certifications made in this Representation Letter will be deemed to be repeated and will be deemed to be true and correct as of the Effective Time of the Merger.


     IN WITNESS WHEREOF, Norwest Corporation has executed this Certificate as of this ______ day of October, 1997.

                                    NORWEST CORPORATION


                                    By:
                                       --------------------------
                                    Name:
                                         ------------------------
                                    Title:
                                          -----------------------
                                    Date:
                                         ------------------------

                         FIRST VALLEY BANK GROUP, INC.
                             REPRESENTATION LETTER


     FIRST VALLEY BANK GROUP, INC., a Texas corporation ("Valley"), hereby certifies that the statements set forth below to be true and correct as of the date hereof. The undersigned understand that Jenkens & Gilchrist, a Professional Corporation, is relying upon the validity of the statements set forth below as a factual basis for rendering certain tax opinions (the "Tax Opinion") regarding the material federal income tax consequences to holders of Valley Common Stock pursuant to the merger ("Merger") described in the Agreement and Plan of Reorganization ("Merger Agreement"), by and among Valley, Norwest Corporation, a Delaware corporation ("Norwest"), and Norwest VBG Merger Co, a Texas corporation and a wholly owned subsidiary of Norwest ("MergerCo"). All capitalized terms herein shall have the same meaning given to them in the Tax Opinion.

     1. The fair market value of the Norwest Common Stock and other consideration received by each Valley shareholder will be approximately equal to the fair market value of the Valley stock surrendered in the exchange.

     2. There is no plan or intention by the shareholders of Valley who own five percent (5%) or more of the Valley Common Stock, and to the best of the knowledge of the management of Valley, there is no plan or intention on the part of the remaining shareholders of Valley Common Stock to sell, exchange, or otherwise dispose of a number of shares of Norwest Common Stock received in the transaction that would reduce the Valley shareholders' ownership of Norwest Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding stock of Valley as of the same date. For purposes of this representation, shares of Valley Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Norwest Common Stock will be treated as outstanding Valley Common Stock on the date of the transaction. Moreover, shares of Valley Common Stock and shares of Norwest Common Stock held by Valley shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

     3. Following the Merger, Valley will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of MergerCo's net assets and at least 70 percent of the fair market value of the MergerCo's gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by Valley or MergerCo to dissenters, amounts paid by Valley or MergerCo to shareholders who receive cash or other property, amounts used by Valley or MergerCo to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Valley will be included as assets of Valley or MergerCo, respectively, immediately prior to the transaction.

     4. Valley has no plan or intention to issue additional shares of its stock that would result in Norwest losing control of Valley within the meaning of section 368(c)(1) of the Code.

     5. Valley and the shareholders of Valley will pay their respective expenses, if any, incurred in connection with the Merger.

     6. There is no intercorporate indebtedness existing between Norwest and Valley or between MergerCo and Valley that was issued, acquired, or will be settled at a discount.

     7. In the transaction, shares of Valley Common Stock representing control of Valley, as defined in section 368(c)(1) of the Code, will be exchanged solely for voting stock of Norwest. For purposes of this representation, shares of Valley stock exchanged for cash or other property originating with Norwest will be treated as outstanding Valley stock on the date of the transaction.

     8. At the time of the transaction, Valley will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Valley that, if exercised or converted, would affect Norwest's acquisition or retention of control of Valley, as defined in section 368(c)(1) of the Code.

     9. Valley is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

     10. On the date of the transaction, the fair market value of the assets of Valley will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     11. Valley is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     12. None of the compensation received by any shareholder-employees of Valley will be separate consideration for, or allocable to, any of their shares of Valley Common Stock; none of the shares of Norwest Common Stock received by any shareholder-employees of Valley will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Valley will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     13. At the time of the conversion of Valley Class C Preferred Stock and Valley Class D Preferred Stock into Valley Common Stock, prior to the Merger, Valley will have accumulated earnings and profits in excess of the amount of dividends accrued on the Valley Class C and Class D Preferred Stock.

     14. To the best knowledge of the management of Valley, all statements of facts set forth in the Merger Agreement and the Form S-4 Registration Statement issued in connection with the Merger are true and correct in all material respects. The Merger will be consummated in accordance with the material terms of the Merger Agreement and none of the material conditions therein have been waived or modified, and Valley has no plan or intention to waive or modify any such material condition.

     15. Unless an appropriate officer of Valley provides written notice to Jenkens & Gilchrist prior to the Effective Time of the Merger, the certifications made in this Representation Letter will be deemed to be repeated and will be deemed to be true and correct as of the Effective Time of the Merger.

     IN WITNESS WHEREOF, First Valley Bank Group, Inc. has executed this Certificate as of this ______ day of October, 1997.

                                 FIRST VALLEY BANK GROUP, INC.


                                 By:
                                    -------------------------------
                                 Name:
                                      -----------------------------
                                 Title:
                                       ----------------------------
                                 Date:
                                      -----------------------------


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